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                                                                  EXHIBIT 99.528

                                   MEMORANDUM


TO:       George Backus

FROM:     Phil Carver

DATE:     Monday, June 24, 2002

SUBJECT:  DRAFT Survey on CIGMOD to CREPC

Thanks for your suggestions. Please edit or make suggestion to clarify or make more saleable.

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TO:       Committee or Regional Electric Power Cooperation (CREPC)

FROM:     Phil Carver, OR Dept. of Energy

DATE:     June 24, 2002

SUBJECT:  Survey on workshop using the CIGMOD Model

As discussed at the October CREPC meeting in San Diego, I propose an all day workshop on April 10 on electric restructuring. The workshop would use the CIGMOD model to simulate the impacts of restructuring in a multi-player environment. As a game-theory model, CIGMOD simulates the dynamics of a real market better than optimization or equilibrium models.

If there is sufficient interest from members of the committee, we will ask for the first two hours on the agenda for the CREPC meeting on the 11th of April. During this time the consultants for Systematic Solutions would help debrief the results of the modeling effort on the 10th. This would allow committee members who could not attend the workshop to share in the insights from the modeling effort.

CIGMOD also allows participants to gain experience and skills as if one were a player in the restructured electricity market. During the simulation, players build resources or buy power from long term contracts or from the spot market. Players set the terms, conditions and prices of the power they sell. Players can merge with other companies or may be forced to learn how to handle bankruptcies.


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As we discussed in San Diego, WIEB would take possession of the CIGMOD model after the simulation. It would be available for any CREPC member to borrow and use. The workshop and model cost $15,000. Systematic Solutions recommends we limit the number of actual players to 30. If so, the cost would be $500 per player There is no limit to the number of people who can watch. Each player could bring as may observers as he or she wishes. If there are not enough CREPC players, I will try to recruit enough players from Portland area utilities, but the CIGMOD can play with fewer players or have the computer act as a player(s)..

CIGMOD can simulate many possible futures. Below I have listed several choices. If you are interested in attending the workshop (either as a observer or player), please fill out the survey, we will indicate how the model might be configured and ask you if you plan to attend the April 10 workshop. Players will make the final decision on model configuration on April 10.

Please return this survey to Brad Wetstone via FAX by January 18. If you are not interested please indicate that on the first question and return the survey anyway. This will help us distinguish between people who are not interested and people who forget to return the survey. If you are not interested, you would not need to answer the other questions. Thanks for your help.



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PLEASE RETURN THIS SURVEY BY JANUARY 18 BY FAX TO:
Brad Wetstone at WIEB: FAX (303 573-9107.

If there are other people in your organization who might be interested in attending the Systematic Solutions simulation workshop on electric restructuring, please copy the letter and survey and distribute.

NAME
     -------------------------------------------------------------------------
PHONE #   (   )                              FAX #   (   )
         -------------------------------            --------------------------
ORGANIZATION
             -----------------------------------------------------------------

PLEASE CHECK THE APPROPRIATE BLANKS.

Are you interested in attending the April 10 workshop?   YES        NO
  (The cost for players is $500, observers are free.)       ---       ---

IF YOU ANSWERED "NO" ABOVE, YOU DON'T NEED TO ANSWER THE REST OF THE SURVEY, BUT PLEASE RETURN THE SURVEY SO WE CAN GET A COMPLETED COUNT.

If you are interested, do not think you would attend as a(n)?

                                        PLAYER
                                                         ------------
                                        OBSERVER
                                                         ------------
                                        DON'T KNOW
                                                         ------------

Should the CIGMOD model be structured to include?

1a.  Retail wheeling (i.e. direct access)?               YES        NO
                                                            ---       ---
1b.  1a. with strong brand loyalty
       (i.e. low price response for retail customers)?   YES        NO
                                                            ---       ---

2.   Transmission pricing by (CHOOSE ONE)

          ZONED POSTAGE STAMP PRICES?                                 or
                                                         ------------
          NW-MILE PRICES?
                                                         ------------

3.   Protection of shareholders from stranded costs?     YES        NO
                                                            ---       ---
4.   Renewable resources priced near fossil-fueled?      YES        NO
                                                            ---       ---
5.   Volatile fuel prices?                               YES        NO
                                                            ---       ---
6.   Unstable load growth                                YES        NO
                                                            ---       ---

If there are other features of the restructured market that you might like in the simulation model, please describe what you would like to see:


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